				Exhibit 97.1
Document #	Document Name	Version	Date of Approval	Page
	COMPENSATION RECOVERY POLICY	1	2023/10/30	1 of NUMPAGES 6

Table of Contents
1.
Purpose
2.
Definitions
3.
Recovery Requirement and Recovery Period
4.
Amount Subject to Recovery
5.
Procedure of Recovery
6.
Exceptions to Recovery
7.
Prohibition against indemnification
8.
Disclosure
9.
Effectiveness

THIS INFORMATION IS PROPRIETARY TO GIGAMEDIA AND SHALL NOT BE REPRODUCED OR COPIED WITHOUT WRITTEN PERMISSION FROM GIGAMEDIA LIMITED

				Exhibit 97.1
Document #	Document Name	Version	Date of Approval	Page
	COMPENSATION RECOVERY POLICY	1	2023/10/30	2 of NUMPAGES 6

Version	Revised Section	Summary of Context	Revised Date
I		Original Version	2023/10/30

THIS INFORMATION IS PROPRIETARY TO GIGAMEDIA AND SHALL NOT BE REPRODUCED OR COPIED WITHOUT WRITTEN PERMISSION FROM GIGAMEDIA LIMITED

				Exhibit 97.1
Document #	Document Name	Version	Date of Approval	Page
	COMPENSATION RECOVERY POLICY	1	2023/10/30	3 of NUMPAGES 6

The Compensation Recovery Policy (the “Policy”) is subject to the then-effective Rule 5608 of The Nasdaq Stock Market LLC Rules and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

1. Purpose

GigaMedia Limited (the “Company”) has adopted the Policy which provides for the recovery of excess incentive-based compensation earned by current or former Executive officers in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (“Accounting Restatement”).

2.
Definitions

Unless the context otherwise requires, the following definitions apply for purpose of this Policy:

“Executive Officer” means the Company’s president, chief executive officer, chief financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function, or any other officer or person who performs a policy-making function for the Company. Executive Officers of the Company’s parent(s) or subsidiaries are deemed executive officers of the Company if they perform such policy making functions for the Company. Identification of an executive officer for purposes of this Policy would include at a minimum executive officers identified pursuant to 17 CFR 229.401(b) of Code of Federal Regulations, as determined by the Compensation Committee of the Board of Director (the “Compensation Committee”)

“Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the Commission.

“Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

3.
Recovery Requirement and Recovery Period

The Company shall recover reasonably prompt the amount of erroneously awarded Incentive-Based Compensation in the event that the Company is required to prepare an Accounting Restatement.

THIS INFORMATION IS PROPRIETARY TO GIGAMEDIA AND SHALL NOT BE REPRODUCED OR COPIED WITHOUT WRITTEN PERMISSION FROM GIGAMEDIA LIMITED

				Exhibit 97.1
Document #	Document Name	Version	Date of Approval	Page
	COMPENSATION RECOVERY POLICY	1	2023/10/30	4 of NUMPAGES 6

3.1 Covered Executive Officers and Recovery Period. This Policy applies to all Incentive-Based Compensation received by each Executive Officer:

A.
After beginning service as an Executive Officer;
B.
Who served as an Executive Officer at any time during the performance period for that Incentive-Based Compensation;
C.
While the Company has a class of securities listed on a national securities exchange or a national securities association; and
D.
During the three completed fiscal years immediately preceding the date that the Company is required to prepare an Accounting Restatement. In addition to these last three completed fiscal years, the Policy applies to any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years. However, a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to twelve months would be deemed a completed fiscal year.

3.2 Determining Recovery Period. For purposes of determining the relevant recovery period, the date of the Company is required to prepare an Accounting Restatement is the earlier to occur of:

A.
The date the Company’s board of directors, a committee of the board of directors, or the executive officers of the Company authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or
B.
The date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement.
4.
Amount Subject to Recovery

4.1 The amount of the Incentive-Based Compensation that must be subject to the Policy is the amount of incentive-based compensation that paid to the Executive Officer based on the erroneous data over the Incentive-Based Compensation that would have been paid to the Executive Officer had it been based on the restated results (“Erroneously Awarded Compensation”).

4.2 For the Incentive-based compensation based on stock price or total shareholder return, where the Erroneously Awarded Compensation is not subject to

THIS INFORMATION IS PROPRIETARY TO GIGAMEDIA AND SHALL NOT BE REPRODUCED OR COPIED WITHOUT WRITTEN PERMISSION FROM GIGAMEDIA LIMITED

				Exhibit 97.1
Document #	Document Name	Version	Date of Approval	Page
	COMPENSATION RECOVERY POLICY	1	2023/10/30	5 of NUMPAGES 6

mathematical recalculation directly from the Accounting Restatement, the Erroneously Awarded Compensation must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received; and the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq.

5.
Procedure of Recovery

In the event that the Company is required to recover the Erroneously Awarded Compensation pursuant to this Policy, the Human Resource Division of the Company shall promptly inform the Compensation Committee and then submit the recovery proposal with supporting documents to the Compensation Committee meeting for the approval by the Compensation Committee

The Compensation Committee shall determine the amount and method for recouping of Erroneously Awarded Compensation hereunder which may include, without limitation:

A.
Requiring reimbursement of cash Incentive Compensation previously paid;
B.
Offsetting the recouped amount from any compensation otherwise owed by the Company to the Executive Officer, except to the extent such offset is prohibited by law;
C.
Cancelling outstanding vested or unvested equity awards; and/or
D.
Taking any other remedial and recovery action permitted by law
6.
Exceptions to Recovery

The Company shall recover Erroneously Awarded Compensation in compliance with this Policy except to the extent that the conditions set out below are met and the Compensation Committee has made a determination that recovery would be impracticable.

A.
Direct expense exceeds the amount to be covered: The direct expense paid to a third party to assist in enforcing the policy would exceed the amount

THIS INFORMATION IS PROPRIETARY TO GIGAMEDIA AND SHALL NOT BE REPRODUCED OR COPIED WITHOUT WRITTEN PERMISSION FROM GIGAMEDIA LIMITED

				Exhibit 97.1
Document #	Document Name	Version	Date of Approval	Page
	COMPENSATION RECOVERY POLICY	1	2023/10/30	6 of NUMPAGES 6

to be recovered. Before concluding that it would be impracticable to recover Erroneously Awarded Compensation based on expense of enforcement, the Company must make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to Nasdaq.
B.
Recovery would violate home country law: Recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover the Erroneously Awarded Compensation based on violation of home country law, the Company must obtain an opinion of home country counsel, acceptable to Nasdaq, that recovery would result in such a violation, and must provide such opinion to Nasdaq
C.
Recovery from certain tax-qualified Retire plan: Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.
7.
Prohibition against indemnification

The Company is prohibited from indemnifying any executive officer or former executive officer against the loss of Erroneously Awarded Compensation

8.
Disclosure

The Company shall file all disclosures with respect to recovery under the Policy in accordance with the requirements of the U.S. Federal securities laws, including the disclosure required by the applicable Commission filings.

9.
Effectiveness

The Policy is effective on and after Oct 2, 2023.

The Policy shall be approved by the Board of Director of the Company. Any amendment hereof is subject to the same procedure.

THIS INFORMATION IS PROPRIETARY TO GIGAMEDIA AND SHALL NOT BE REPRODUCED OR COPIED WITHOUT WRITTEN PERMISSION FROM GIGAMEDIA LIMITED